Exhibit h(1)(A)

June 25, 2026

State Street Bank and Trust Company

100 Huntington Avenue

Copley Place, Tower One

Boston, Massachusetts 02116

Attention: Mark Branigan

Re: Schedule A to Transfer Agency and Service Agreement dated as of August 24, 2015 for John Hancock Exchange-Traded Fund Trust

Ladies and Gentlemen:

Please be advised that John Hancock Exchange-Traded Fund Trust (the “Trust”) has established one (1) new series of shares (the “New Portfolio”) to be known as:

1.	John Hancock Large Cap Opportunities ETF

In accordance with Section 12, the additional portfolios provision of the Transfer Agency and Service Agreement dated as of August 24, 2015 by and between Street Bank and Trust Company and the Trust (as amended, modified or supplemented from time to time, the “TA Agreement”), the Trust hereby requests that your bank act as transfer agent, dividend disbursing agent and agent in connection with certain other activities for the New Portfolios, which shall be Portfolios under the terms and conditions of the TA Agreement.

This notice and any other communications hereunder that are required to be in writing may be in electronic form (including without limitation by facsimile and, in the case of notices and other communications, email) and may be executed by means of electronic signatures.

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Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

JOHN HANCOCK EXCHANGE-TRADED FUND TRUST

By:	/s/ Fernando Silva
Name:	Fernando Silva
Title:	Chief Financial Officer

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Mark Branigan
Name:	Mark Branigan
Title:	Vice President

Effective Date: June 25, 2026

Attachment

Schedule A

to the

TRANSFER AGENCY AND SERVICE AGREEMENT

dated August 24, 2015

Between

John Hancock Exchange-Traded Fund Trust and

State Street Bank and Trust Company

Amended as of:

June 25, 2026

LIST OF PORTFOLIOS

John Hancock Core Bond ETF

John Hancock Core Plus Bond ETF

John Hancock Corporate Bond ETF

John Hancock Disciplined Value International Select ETF

John Hancock Disciplined Value Select ETF

John Hancock Dynamic Municipal Bond ETF

John Hancock Fundamental All Cap Core ETF

John Hancock Global Senior Loan ETF

John Hancock Hedged Equity ETF

John Hancock High Yield ETF

John Hancock International High Dividend ETF

John Hancock Large Cap Opportunities ETF

John Hancock Mortgage-Backed Securities ETF

John Hancock Multifactor Developed International ETF

John Hancock Multifactor Emerging Markets ETF

John Hancock Multifactor Large Cap ETF

John Hancock Multifactor Mid Cap ETF

John Hancock Multifactor Small Cap ETF

John Hancock Preferred Income ETF

John Hancock U.S. High Dividend ETF